UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): May 31, 2013

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Legion Place, Suite 1600 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IZEA, INC.

May 31, 2013

Item 1.01.	Entry into a Material Definitive Agreement.

The information required herein is incorporated by reference to Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On May 31, 2013, IZEA, Inc. entered into an agreement with Brian W. Brady, a director of our company, to extend the maturities on our promissory notes payable to him of $500,000 dated April 11, 2013 and $250,000 dated May 22, 2013 until to August 31, 2013. In consideration of the loans and their extensions, we have issued to Mr. Brady a warrant to purchase 1,000,000 shares of Common Stock at $0.25 per share exercisable until May 31, 2018. We have also agreed to issue upon the closing of a future contemplated financing, 1,687,500 restricted stock units, which vest upon the earlier of two years after issuance or completion of a transaction resulting in the change in control of our company, and a warrant to purchase 3,187,500 shares of Common Stock at $0.25 per share exercisable in whole or in part during the five years following the date of issuance. Concurrently with the closing of a future contemplated financing, Mr. Brady has agreed to convert the $750,000 principal amount and accrued interest under both promissory notes into equity on the same terms and conditions as are applicable to other investors in the financing. All other terms and conditions of the notes remain the same.

A copy of the agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required herein is incorporated by reference to Item 2.03 above.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1	Loan Extension between IZEA, Inc. and Brian W. Brady dated May 31, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: June 3, 2013	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer